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                                                                     EXHIBIT 2.2

                                                                  EXECUTION COPY









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                             STOCKHOLDERS AGREEMENT



                                   dated as of

                                February 13, 2004



                                      among



                              IONICS, INCORPORATED


                                       and




                THE INDIVIDUALS AND ENTITIES LISTED ON EXHIBIT A










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               STOCKHOLDERS AGREEMENT (this "Agreement"), dated as of February
13, 2004, among Ionics, Incorporated, a Massachusetts corporation (the "Company"), and the individuals and entities listed on Exhibit A attached hereto (each, a "Seller" and collectively, the "Sellers").

S               WHEREAS, the Company and the Sellers are parties to a Stock
Purchase Agreement, dated as of November 18, 2003 (the "Purchase Agreement"), pursuant to which, among other things, the Investor Group (as defined below) will acquire shares of Common Stock (as defined below);

               WHEREAS, the Company and the Sellers wish to make provision relating to the rights and obligations of the parties relating to ownership and disposition of the shares of the Common Stock; and

               WHEREAS, the Closing (as defined below) is conditioned upon the Company and the Sellers entering into this Agreement.

               NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  Definitions

               SECTION 1.01. Definitions. As used in this Agreement, the following terms shall have the following meanings:

               "Acquisition Shares" means the Common Stock issued to the Sellers at the Closing (including the Common Stock placed into the Escrow Account in accordance with the Purchase Agreement).

               An "Affiliate" of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. The Company and its subsidiaries shall not be deemed Affiliates of any member of the Investor Group.

               Any Person shall be deemed to "Beneficially Own" shares of Common Stock that such Person is deemed to "beneficially own" within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided that, any Person shall be deemed to Beneficially Own any securities that such Person has the right to acquire, whether or not such right is exercisable immediately. The Investor Group shall be deemed to Beneficially Own all shares of Common Stock held as of the date of measurement in the Escrow Account.

               "Blackout Period" shall have the meaning ascribed to such term in
Section 5.11.


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                                                                               2

               "Board" means the board of directors of the Company.

               "Bona Fide Offer" means any Third Party Bid reasonably capable of being consummated, after taking into account the likelihood of redemption by the Company of any rights to acquire Common Stock issued under the Rights Agreement and of the implementation by the Company of other available anti-takeover defenses and mechanisms.

               "Change in Control" means (i) the sale, lease or other Transfer to any Person or Persons, in one or a series of related transactions, of any assets of the Company or its subsidiaries having a value in excess of 50% of the book value of the total assets of the Company and its subsidiaries, taken as a whole, as reflected on the then most recent financial statements of the Company filed with the SEC, (ii) any transaction that would result in the Directors who immediately prior to the transaction constituted the Board (together with any new Directors whose election by the Board was approved by the aforementioned Directors) ceasing for any reason to constitute a majority of the Board; or
(iii) the acquisition by any Person or Persons (whether by way of merger, consolidation, tender offer, exchange offer or any similar transaction) of Beneficial Ownership in excess of 50% of the Outstanding Shares.

               "Closing" shall have the meaning ascribed to such term in the Purchase Agreement.

               "Closing Date" shall have the meaning ascribed to such term in the Purchase Agreement.

               "Closing Ownership Percentage" shall mean the percentage of the Outstanding Shares issued to the Investor Group and into the Escrow Account at Closing, after giving effect to such issuance.

               "Common Stock" shall mean the Common Stock of the Company, par value $1.00 per share.

               "Company" shall have the meaning ascribed to such term in the recitals.

               "Competitor List" shall have the meaning ascribed to such term in
Section 4.01(b).

               "Cut-Off Date" shall have the meaning ascribed to such term in
Section 2.04.

               "Demand Registration Statement" shall have the meaning ascribed to such term in Section 5.02(a).

               "Director" shall mean a member of the Board.

               "Escrow Account" shall have the meaning ascribed to such term in the Purchase Agreement.




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                                                                               3

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

               "Holders" shall mean the members of the Investor Group who hold Registrable Securities.

               "Incidental Registration Statement" shall have the meaning ascribed to such term in Section 5.03(a).

               "Independent Director" means a director who qualifies as independent for purposes of membership on a board of directors of a company (as opposed to committee membership) under the then effective rules and regulations of the NYSE and the SEC.

               "Investor Directors" means such Persons who are designated in writing by the Investor Group, as such designation may change from time to time, to serve as Directors in accordance with Section 2.01; provided, however, that a Person designated by the Investor Group to serve as an Investor Director shall continue to be an Investor Director for all purposes under this Agreement, and the Investor Group shall not change (or attempt to change) the designation of such Person previously designated as an Investor Director, in each case until such Person is no longer serving as a Director, and any such change (or attempted change) shall be null and void; and further provided that each Investor Director other than Mr. LD and Mr. Stant must qualify as an Independent Director; and further provided that each Investor Director must (i) not be a director, officer, employee, consultant or material customer of, or material supplier to, any Person listed on the Competitor List, and (ii) in the good faith judgment of the Investor Group, have such credentials and experience as would reasonably be expected of a member of a board of directors of a company with securities listed on the NYSE (Mr. LD and Mr. Stant is hereby acknowledged to have such credentials and experience).

               "Investor Group" means the Sellers and any Permitted Transferee to whom Acquisition Shares have been transferred in accordance with this Agreement; provided that any such Permitted Transferee has become a party hereto and has agreed to be bound by the terms hereof.

               "Investor-Related Party" means a member of the Investor Group and any Affiliate controlled by any member of the Investor Group.

               "LD Family Group" means (i) Mr. LD, (ii) the spouse, children (whether by birth or adoption) and grandchildren (or other lineal descendants) of Mr. LD, (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any of the Persons specified in clauses (i) or (ii) of this sentence, and (iv) a trust of which Mr. LD is trustee, the beneficiaries of which include only one or more of the Persons specified in clauses (i), (ii) and (iii) of this sentence. For purposes of this Agreement only, neither the LD Family Group nor any member of the LD Family Group shall be deemed to Beneficially Own any Acquisition Shares Beneficially Owned by any Person not specified in the preceding sentence.


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                                                                               4

               "Lower Share Total" shall mean the number of shares of Common Stock obtained by multiplying (i) 0.10 and (ii) the Outstanding Shares as of the date of measurement.

               "Mr. LD" shall mean Lyman B. Dickerson.

               "Non-Investor Directors" shall mean Directors other than the Investor Directors.

               "Mr. Stant" shall mean Frederick T. Stant, III.

               "NYSE" shall mean the New York Stock Exchange, Inc.

               "Outstanding Shares" means the aggregate number of issued and outstanding shares of Common Stock as of the date of measurement. The term "Outstanding Shares" shall not include Common Stock that is subject to issuance upon exercise or exchange of rights of conversion or any options, warrants or other rights.

               "Permitted Transferees" means (i) any member of the Investor Group, (ii) the spouse, children (whether by birth or adoption), grandchildren (or other lineal descendants), aunts, uncles, nieces and nephews of any member of the Investor Group, (iii) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any member of the Investor Group and (iv) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general and limited partners of which, include only one or more of the Persons specified in clauses (i), (ii) and (iii) of this sentence.

               "Person" means any individual, corporation, firm, partnership, limited liability company, joint venture, trust, estate, business association, organization, governmental entity or other entity.

               "Purchase Agreement" shall have the meaning ascribed to such term in the recitals.

               "Registration Expenses" shall mean all expenses incurred by the Company arising from the Company's performance of or compliance with Article V, including all registration and filing fees and expenses (including SEC, stock exchange and NASD fees), fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing, if any, of the securities to be registered on each securities exchange or national market system on which the Common Stock is then listed, fees and disbursements of counsel for the Company and of the independent certified public accountants of the Company (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of one law firm representing holders of Registrable Securities, the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including, if applicable,




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                                                                               5

the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other Persons retained by the Company. Registration Expenses shall exclude all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons, all transfer taxes, if any, related to the sale or disposition of Registrable Securities by holders of such Registrable Securities, and the fees and disbursements of more than one law firm representing holders of Registrable Securities.

               "Registrable Securities" shall mean the Acquisition Shares and any securities that are issued or distributed or are issuable in respect of any Registrable Securities by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities if (i) such securities have been registered under the Securities Act, the registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities have been sold or distributed pursuant to Rule 144, or (iii) such securities shall cease to be outstanding; provided, however, that Registrable Securities Transferred among the members of the Investor Group shall remain Registrable Securities, regardless of how they are sold or distributed.

               "Registration Statement" means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "Registration Share Total" shall mean the lesser of (a) 896,252 shares of Common Stock, representing 5% of the Outstanding Shares as of the close of business on the day immediately preceding the Closing Date; provided that in the event the Company, by stock split, reverse stock split or combination, changes as a whole the number of Outstanding Shares, the Registration Share Total shall be adjusted proportionately to reflect such event and (b) the number of shares of Common Stock obtained by multiplying (i) 0.05 and (ii) the Outstanding Shares as of the date of measurement.

               "Release Share Total" shall mean the number of shares of Common Stock obtained by multiplying (i) 0.15 and (ii) the Outstanding Shares as of the date of measurement.

               "Required Registration Statement" shall mean any Demand Registration Statement or any Shelf Registration Statement, as applicable.

               "Rights Agreement" means the Renewed Rights Agreement, dated as of August 19, 1997, between the Company and EquiServe Trust Company, N.A. (as




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                                                                               6

successor to BankBoston, N.A.), as amended at any time or from time to time, and any renewal or replacement of such Renewed Rights Agreement or any new, similar agreement adopted or implemented by the Company at any time or from time to time after the date hereof.

               "Rule 144" means Rule 144 (or any similar provision then in force) under the Securities Act.

               "SEC" means the Securities and Exchange Commission or any successor governmental entity.

               "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

               "Selling Holder" means a Holder who has requested inclusion of Registrable Securities in a Demand Registration Statement or an Incidental Registration Statement, and each Holder whose Registrable Securities are included in a Shelf Registration Statement, as the case may be.

               "Selling Period" shall have the meaning ascribed to such term in
Section 5.02.

               "Shelf Registration Statement" shall mean a "shelf" registration statement filed by the Company pursuant to the provisions of Section 5.01 with the SEC covering offers and sales in accordance with Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC (whether or not the Company is then eligible to use Form S-3), that covers some or all of the Registrable Securities, and any amendments and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

               "Spanish Holders" shall mean those certain non-employee optionholders, who have registration rights with respect to no more than 30,000 shares of Common Stock, subject to adjustment for any stock splits, stock dividends and the like.

               "Standstill Period" shall have the meaning ascribed to such term in Section 3.01(a).

               "Third Party Bid" means an offer or proposal by any Person or Persons, or any "group" within the meaning of Section 13(d)(3) of the Exchange Act, other than an Investor-Related Party or any such "group" of which an Investor-Related Party is a member or any such "group" or Person of which an Investor-Related Party is an Affiliate or an "associate" (as such term is defined under Rule 12b-2 under the Exchange Act), to acquire (whether by way of purchase, merger, consolidation, tender offer, exchange offer or any similar transaction) in excess of 25% of Outstanding Shares or any assets or group of assets of the Company or its subsidiaries having a book value in excess of 25% of the book value of the total assets of the Company and its subsidiaries, taken as a whole, as reflected on the then most recent financial statements of the Company filed with the SEC.





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                                                                               7

               "Total Ownership Amount" means the aggregate number of Outstanding Shares Beneficially Owned by the members of the Investor Group.

               "Transfer" shall have the meaning ascribed to such term in
Section 4.01(a).

               "Transfer Restricted Period" shall have the meaning ascribed to such term in Section 4.01(a).

               "Underwriter" shall have the meaning ascribed to such term in
Section 5.08(a).

               "Underwritten Offering" shall have the meaning set forth in
Section 5.02(d).

               "Upper Share Total" shall mean the number of shares of Common Stock obtained by multiplying (i) 0.15 and (ii) the Outstanding Shares as of the date of measurement.

                                   ARTICLE II

                              Corporate Governance

               SECTION 2.01. Board of Directors. (a) Effective as of the commencement of business on the first business day immediately after the day of the Closing, the Company shall have taken appropriate action to increase the size of the Board such that the Board shall consist of no more than 12 Directors. Unless otherwise required by the Massachusetts Business Corporation Law, for so long as the Investor Group is entitled to designate any Investor Director pursuant to this Section 2.01, the Board shall not consist of more than 12 Directors or be classified into less than three classes, with each class holding office for a term of three years.

               (b) Effective as of the commencement of business on the first business day immediately after the day of the Closing, the Company shall have taken appropriate action to cause the Investor Directors set forth on Schedule I attached hereto (which such Investor Directors shall be Mr. LD and one other Investor Director) to be appointed to the Board as Directors, each to serve in a different class of Director; provided that Mr. LD shall be appointed to that class of Director which term of office expires the furthest length of time from the Closing and the other Investor Director set forth on such Schedule I shall be appointed to that class of Director which term of office expires the next furthest length of time from the Closing. For so long as the Investor Group is entitled to designate at least one Investor Director to serve as Director under this Agreement, that Investor Director shall be Mr. LD.

               (c) (i) For so long as the Total Ownership Amount continuously equals or exceeds the Upper Share Total from and after the date hereof, the Investor Group shall be entitled to designate up to two Investor Directors to serve as Directors. For so long as the Total Ownership Amount is less than the Upper Share Total but continuously equals or






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                                                                               8

exceeds the Lower Share Total from and after the date hereof, the Investor Group shall be entitled to designate up to one Investor Director to serve as a Director. If, during the period commencing on the date hereof and ending on the fourth anniversary of the date hereof, the Total Ownership Amount is less than the Lower Share Total but the LD Family Group continuously Beneficially Owns from and after the date hereof at least 75% of the Acquisition Shares Beneficially Owned by the LD Family Group on the date hereof (after giving effect to the Closing), the Investor Group shall be entitled to designate Mr. LD (but no other person) as an Investor Director to serve as a Director. Subject to the foregoing sentence, if at any time the Total Ownership Amount is less than the Lower Share Total, the Investor Group shall not be entitled to designate any Investor Director to serve as a Director and, effective as of the first time the Total Ownership Amount is less than the Lower Share Total, the Investor Group's rights under this Section 2.01 and Sections 2.02 shall terminate.

               (ii) If an Investor Director dies, resigns from the Board (other than pursuant to Section 2.03) or is removed from the Board or disqualified from serving on the Board in accordance with applicable law or the Company's articles of organization or by-laws, a new Investor Director may be designated by the Investor Group to fill the vacancy created by the death, resignation, disqualification or removal of such Investor Director, if at the time of such designation, after taking into account the other Investor Directors then serving as Directors, there are less than the number of Investor Directors serving on the Board than the number of Investor Directors the Investor Group is then entitled to designate pursuant to Section 2.01(c)(i), and the Company shall use its best efforts to cause such new Investor Director so designated to be appointed to the Board to fill such vacancy. Subject to the maximum number of Directors permitted by the by-laws and articles of organization of the Company and this Agreement, if any Investor Director included in the slate of nominees recommended by the Board for election at a meeting of the stockholders of the Company is not elected to be a Director at such meeting, and if at the time of the designation referred to later in this sentence, after taking into account the other Investor Directors then serving as Directors, there are less than the number of Investor Directors serving on the Board than the number of Investor Directors the Investor Group is then entitled to designate pursuant to Section 2.01(c)(i), the Company shall use its best efforts to cause the number of directorships on the Board to be increased by one or two, if necessary, and shall use its best efforts to cause a new Investor Director designated by the Investor Group in accordance with the provisions of this Section 2.01(c) (who shall not be the Investor Director who failed to be so elected) or, in the case of Mr. LD (unless such appointment would not be permitted under the then applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation), Mr. LD, to be appointed to the Board to fill the vacancy created by such increase in directorships. If the by-laws or articles of organization of the Company then in effect would not permit the increase in the number of directorships contemplated by the foregoing sentence, the Company shall use its best efforts to cause the by-laws or articles of organization of the Company, as the case may be, to be amended to permit such increase. If, at the time the Company commences soliciting proxies for, or puts a slate of nominees up for election as Directors at, the next meeting of the Company's stockholders at which Directors are to be elected after there occurs or is created a vacancy contemplated by either of the first two sentences of this Section 2.01(c)(ii), (A)





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                                                                               9

after taking into account the other Investor Directors then serving as Directors, there are less than the number of Investor Directors serving on the Board than the number of Investor Directors the Investor Group is then entitled to designate pursuant to Section 2.01(c)(i), and (B) the Board has failed to appoint as a Director an Investor Director designated by the Investor Group pursuant to either of the first two sentences of this Section 2.01(c)(ii) to fill a then-existing vacancy on the Board, despite the Company's obligation to use its best efforts to cause an Investor Director to be so appointed to the Board, the Investor Group may designate in writing, in advance of the time the Company commences soliciting proxies for such meeting, an Investor Director to be included in the slate of nominees recommended by the Board for election as Directors at such meeting in lieu of requiring the Board to appoint an Investor Director to fill such vacancy.

               (iii) If (A) the class of Directors in which an Investor Director is serving is to stand for election at the next meeting of the Company's stockholders and (B) after taking into account the other Investor Directors then serving as Directors, there are less than the number of Investor Directors serving on the Board than the number of Investor Directors the Investor Group is then entitled to designate pursuant to Section 2.01(c)(i), an Investor Director (to be designated in writing in advance of the time the Company commences soliciting proxies for such meeting by the Investor Group) shall be included in the slate of nominees recommended by the Board for election (which such inclusion in such slate shall be in addition to the inclusion of an Investor Director in the slate of nominees contemplated by the last sentence of Section 2.01(c)(ii)).

               (d) At any time the slate of nominees recommended by the Board for election as Directors includes any Investor Director, the Company shall use its best efforts to secure the election of such Investor Director to the Board, including by active solicitation of proxies and contesting any proxy contest, provided that such proxy contest is being waged by a Person other than an Investor-Related Party or any "group" within the meaning of Section 13(d)(3) of the Exchange Act of which an Investor-Related Party is a member. The Company shall not include in any slate of nominees recommended by the Board for election as Directors at a meeting of the Company's stockholders any more nominees than there are directorships on the Board that are subject to election at such meeting.

               (e) As a condition to an Investor Director's ability to stand for election, such Investor Director shall provide to the Company in a timely manner all information required by Regulation 14A and Schedule 14A under the Exchange Act as the Company may reasonably request with respect to such Investor Director in a timely manner.

               (f) If, for any reason, any Investor Director nominated for election at a meeting of the stockholders called therefor is not so elected to the Board by the stockholders of the Company, then the Company shall (i) exercise all authority under applicable law to cause a Person designated by the Investor Group who would otherwise qualify as an Investor Director (an "Investor Group Observer") to attend all Board meetings and to the extent contemplated by
Section 2.02 all committees thereof as an observer; (ii) provide such Investor Group Observer advance notice of each such meeting, including such meeting's time and place, at the same time and in the same





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                                                                              10


manner as such notice is provided to the members of the Board, provided that if the Investor Group Observer attends any such meeting, such Investor Group Observer will be deemed to have had proper notice thereof (or such committee thereof); (iii) provide such Investor Group Observer with copies of all materials, including notices, minutes and consents, distributed to the members of the Board (or such committee thereof) at the same time as such materials are distributed to the Board (or such committee thereof) and shall permit such Investor Group Observer to have the same access to information concerning the business and operations of the Company as such Investor Group Observer would have had as an Investor Director; and (iv) on a basis consistent with the members of the Board (or such committee thereof), permit such Investor Group Observer to discuss the affairs, finances and accounts of the Company with the Board (or such committee thereof), and to make proposals and furnish advice to the Board (or such committee thereof) with respect thereto, without voting. As a condition precedent to any Person serving as an Investor Group Observer, such Person shall enter into a written agreement with the Company specifying that such Person shall be bound by the same duties of confidentiality, good faith and loyalty as if such Investor Group Observer were a Director, and containing provisions regarding non-disclosure and restrictions on use of confidential information (which such provisions may be perpetual), and provisions regarding non-competition and non-solicitation and prohibiting such Person from pursuing the Company's corporate opportunities (which such provisions shall be no more restrictive than similar obligations imposed on a Director by virtue of service on the Board), which agreement shall be in form and substance reasonably acceptable to the Company and the Investor Group. Neither any failure by the Company, the Board, or the agents thereof, to provide notice to an Investor Group Observer of a meeting of the Board pursuant to the foregoing provisions, nor any failure by an Investor Group Observer to attend any such meeting, shall in any way affect the authority of the Board to hold such meeting or the legitimacy of any actions taken by the Board at such meeting.

               SECTION 2.02. Committee Membership. For so long as the Investor Group is entitled to designate at least one Investor Director for election to the Board under this Agreement, each committee of the Board shall consist of at least one Investor Director; provided, however, that if no Investor Director is eligible for membership on any given committee of the Board under then applicable listing and corporate governance standards of the NYSE or any applicable law, rule or regulation, then such committee of the Board shall include an Investor Director only when so permitted by the listing and corporate governance standards of the NYSE and any applicable law, rule or regulation; provided, further, that the Company shall exercise all authority under applicable law, rule and regulation to permit the inclusion of any Investor Director designated by the Investor Group on such committee, including, without limitation, by causing an increase in the number of Directors on such committee. To the extent that no Investor Director is eligible for membership on a committee of the Board, the Investor Group shall be entitled to designate an Investor Group Observer to attend and observe the meetings of such committee, provided that (i) the observation is not prohibited by applicable listing or corporate governance standards of the NYSE, or any applicable law, rule or regulation, and (ii) that such Investor Group Observer would otherwise satisfy all of the eligibility requirements for service on such committee applicable to the Directors in accordance with the applicable listing and corporate governance standards of the NYSE and any






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                                                                              11

applicable law, rule or regulation. Subject to the foregoing, the Company shall take appropriate action, effective as the commencement of business on the first business day immediately after the day of the Closing Date, to allow for the appointment of the Investor Director set forth on Schedule I attached hereto to the Board committees set forth opposite such Investor Director's name on
Schedule I.

               SECTION 2.03. Resignations. If, at any time the Company notifies the Investor Group in writing (supported by adequate detail as to its calculation) that the Total Ownership Amount is less than the minimum level required under Section 2.01(c)(i) to designate the number of Investor Directors then serving on the Board, the Investor Group shall cause, within three (3) business days thereafter, that number of Investor Directors (the identity of such Directors to be selected by the Investor Group) to resign from the Board so that the number of Investor Directors on the Board after such resignation(s) equals the number of Investor Directors that the Investor Group would have been entitled to designate in accordance with Section 2.01(c)(i); provided that if Mr. LD is then sitting on the Board, all Investor Directors other than Mr. LD shall have resigned before Mr. LD resigns pursuant to this Section 2.03. As a condition to an Investor Director's nomination for membership on the Board or election as a Director (whichever comes first), and in support of the provisions of this Section 2.03, such Investor Director shall furnish the Company with his or her written resignation from the Board, effective upon the Company's acceptance thereof, in the event that such Investor Director does not so resign in accordance with the foregoing provisions of this Section 2.03.

               SECTION 2.04. Voting of Shares. Until the earliest of (a) the first anniversary of the Closing Date, (b) the date the Total Ownership Amount is less than the Release Share Total and (c) the date when the Investor Group no longer has the right to designate any Investor Directors, or relinquishes the right to designate all Investor Directors (the earliest of such dates, the "Cut-Off Date"), each member of the Investor Group will vote, or grant a proxy to the Company or its authorized designee to vote, all shares of Common Stock Beneficially Owned by such Person as to any matter presented to the stockholders of the Company in the same proportion as the votes cast by or on behalf of the holders of the Common Stock other than the members of the Investor Group on such matter; provided, that the members of the Investor Group may vote in any manner they choose in any election of the Investor Directors.

               SECTION 2.05. Restrictions on Company Action; Bylaws. Except as required by applicable law, rule or regulation or the applicable listing or corporate governance standards of the NYSE, the Company shall not approve or recommend to its stockholders any transaction or approve, recommend or take any other action that would conflict with the terms of this Agreement. The Company and each member of the Investor Group shall each take or cause to be taken all lawful action necessary to ensure at all times that the Company's articles of organization and by-laws or any other agreement are not at any time inconsistent with the provisions of this Agreement.

               SECTION 2.06. Certain Protective Provisions. From the date hereof until the earlier of (x) the date on which the Standstill Period ends and (y) the date on which the members of the Investor Group are released from the provisions of
Section 3.01 in accordance with this Agreement, the Company shall not (i) amend the Rights Agreement in a manner, or adopt, enter into or implement any Rights Agreement, that would restrict the ability of the members of the Investor Group from acquiring "Beneficial Ownership" (as defined in the Rights Agreement) of up to the number of shares of "Common Stock" (as defined in the Rights Agreement) that the members of the Investor Group are permitted to acquire under the Rights Agreement without becoming an "Acquiring Person" (as defined in the Rights Agreement) under the Rights Agreement as in effect on the date of the Purchase Agreement; and (ii) except in connection with any Rights Agreement (which shall be governed by clause (i) of this sentence and not this clause (ii)), enter into, amend or modify any contract, instrument or agreement, or issue any debt or equity securities, that would limit, in a manner materially adverse to, and materially disproportionate to, the members of the Investor Group compared to holders of shares of Common Stock generally (or holders of securities issued in respect of shares of Common Stock generally), the ability of the members of the Investor Group to (A) own or maintain ownership of a specified number or percentage of shares of Common Stock or (B) vote their shares of Common Stock, unless such contract, instrument, agreement or debt or equity securities permits the members of the Investor Group to continue owning and voting (1) the same number or percentage of shares of Common Stock held by the members of the Investor Group from and after the time of such entry into, amendment, modification or issuance to the same extent that the members of the Investor Group could do so before such entry into, amendment, modification or issuance and (2) any additional shares of Common Stock that members of the Investor Group may acquire Beneficial Ownership of, without violating any provision of this Agreement and without becoming an "Acquiring Person" (as defined in the Rights Agreement) under the Rights Agreement as in effect at the applicable time. The Company shall take all action necessary to exempt any Transfer to any Seller made in accordance with this Agreement, or any acquisition of Beneficial Ownership of shares of Common Stock that Sellers may acquire without violating any provision of this Agreement and without becoming an "Acquiring Person" (as defined in the Rights Agreement) under the Rights Agreement as in effect at the applicable time, from the provisions of Chapters 110C and 110F under the Massachusetts Corporation-Related Laws (or any successor statutes to such Chapters).

               SECTION 2.07. Chairmanship. Mr. LD shall have the right, should he so desire, to be appointed as Chairman of the Board for each of the two years following the effective date of Mr. LD's resignation as an employee of the Company if either (i) Arthur L. Goldstein no longer serves as Chairman of the Board at such time or (ii) such resignation occurs at any time following the second anniversary of the date hereof, subject to the action of the Board to appoint Mr. LD to that position (and the Company shall use its best efforts to obtain such appointment unless such appointment is prohibited by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation). Mr. LD shall have the right to continue to serve as Chairman of the Board for each year during such two-year period following the effective date of his resignation as an employee of the Company, subject to (a) the action of the Board continuing him in such position (and the Company shall use its best efforts to continue such appointment unless such continuation is prohibited by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation) and (b) Mr. LD then being a Director. Notwithstanding the foregoing, Mr. LD shall have no right to be Chairman of the Board at any time after the LD Family Group ceases to Beneficially Own at least 75% of the Acquisition Shares Beneficially Owned by the LD Family Group on the date hereof (after giving effect to the Closing). To exercise his rights under this Section 2.07, Mr. LD must provide the Board and the Company written notice thereof, and the Board shall have a reasonable time to act on such notice, but in any event shall so act no later than 120 days after the Company's receipt of such notice.

                                   ARTICLE III

                                   Standstill

               SECTION 3.01. Standstill. (a) Except as otherwise provided in this Agreement, from the date hereof until the earlier of (x) the fifth anniversary of the date of the Purchase Agreement and (y) the date the Total Ownership Amount is less than the Release Share Total (the "Standstill Period"), without the prior approval of a majority of the Non-Investor Directors, no Investor-Related Party shall, directly or indirectly, (i) acquire voting securities of the Company that would result in the Investor Group Beneficially Owning, in the aggregate, a percentage of the Outstanding Shares in excess of the sum of (A) the Closing Ownership Percentage plus (B) 1% (excluding any changes to ownership resulting solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company), (ii) make, solicit, initiate, encourage or participate in any offer or proposal that would reasonably be expected to result in a Change of Control or, if made by a Person other than an Investor-Related Party or a group of which an Investor-Related Party is a member, to constitute a Third Party Bid,
(iii) engage in any "solicitation" of "proxies" (as such terms are used in the proxy rules promulgated by the SEC under the Exchange Act), other than for the benefit of the Investor Directors, if and to the extent the Investor Group is entitled to designate any Investor Directors hereunder, or the other Director nominees of the Board, (iv) become part of a "group" (other than a group that includes only members of the Investor Group) that would be required to file a
Schedule 13D with the SEC disclosing an intention to change or influence the control of the Company, or (v) grant any proxies, transfer shares to any voting trust or enter into any voting agreement (other than (x) among the members of the Investor Group, (y) pursuant to this Agreement or (z) in respect of proxies voting in favor of a slate of Directors nominated by the Board). Notwithstanding the foregoing, any member of the Investor Group may propose, or engage in discussions with the Board regarding, (I) a possible Change of Control transaction involving the Investor Group or (II) a possible acquisition involving members of the Investor Group of the securities or assets of the Company or its subsidiaries, provided that such discussions are not, and shall not be, publicly disclosed by any member of the Investor Group or any other Investor-Related Party or any of their respective respresentatives and would not in the written opinion of counsel to the Company reasonably satisfactory to the Investor Group (it being agreed and acknowledged that Testa, Hurwitz & Thibeault, LLP is satisfactory counsel) be required by applicable law to be publicly disclosed.

               (b) Nothing in this Section 3.01 shall (i) prohibit or restrict any member of the Investor Group from responding to any inquiries from any stockholders of the Company as to such Person's intention with respect to the voting of any Common Stock Beneficially Owned by such Person, (ii) restrict the right of each Investor Director on the Board or any committee thereof to vote on any matter as such individual believes appropriate or the manner in which an Investor Director may participate in his or her capacity as a director in deliberations or discussions at meetings of the Board or as a member of any committee thereof, (iii) prohibit any member of the Investor Group from acquiring securities of the Company issued by way of conversion, dividend, stock split or other distribution or exchange, recapitalization or reclassification or similar transaction in respect of securities which such member of the Investor Group is permitted to Beneficially Own under this Agreement, or (iv) except as provided in Section 2.04, restrict the ability of the members of the Investor Group from voting for or against or abstaining from any vote in connection with any Change in Control transaction or Third Party Bid, (v) prevent the members of the Investor Group from selling their Acquisition Shares or (vi) prohibit any member of the Investor Group from complying with applicable law.

               (c) Each member of the Investor Group shall be fully released from the provisions of this Section 3.01 in the event that (i) the Board fails to appoint Mr. LD as Chairman of the Board at any time that Mr. LD has the right to, and has exercised his right to, be so appointed by the Board in accordance with Section 2.07 and such appointment is not prohibited by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation, (ii) at any time during the two-year period after the date hereof, an Investor Director then serving on the Board dies, resigns (other than as required by Section 2.03) or is removed or disqualified and the Board fails to appoint to the Board any Investor Director designated by the Investor Group to be so appointed by the Board in accordance with Section 2.01(c)(ii) as successor to such Investor Director and such appointment is not prohibited by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation, or (iii) the Board fails to appoint Mr. LD to the Board as an Investor Director in accordance with Section 2.01(b) and maintain Mr. LD on the Board as an Investor Director in accordance with the applicable provisions of Sections 2.01 and 2.03 at any time during the three-year period after the date hereof (other than as a result of Mr. LD's death or resignation or the prohibition, by the applicable listing or corporate governance standards of the NYSE or any applicable law, rule or regulation, of Mr. LD's appointment to or continuation of service on the Board as an Investor Director).

               SECTION 3.02. Right to Participate in Sale; Certain Releases from Standstill. (a) Notwithstanding the provisions of Section 3.01, during the Standstill Period, the Company shall provide each member of the Investor Group with the opportunity to participate in any bidding process sponsored by the Company or its representatives in connection with any transaction which could result in a Change in Control or constitute a Third Party Bid. In connection therewith, the Company shall (i) notify a designated representative of the Investor Group promptly of (but no later than five (5) business days after) (A) its receipt of any offer or proposal relating to a Change in Control transaction or a Third Party Bid and (B) the Company or its representatives soliciting, initiating or encouraging any offer or proposal relating to a Change in Control transaction or a Third Party Bid, (ii) promptly upon request provide the Investor Group detail as to the status of any such bidding process or any negotiations or discussions with any other Person in connection with a Change in Control or a Third Party Bid (except that the Company shall not be required to provide any member of the Investor Group any information as to the identity of, or the terms and conditions (including price) being discussed with or offered by, any other Person), (iii) provide the members of the Investor Group the opportunity to participate in any bidding process relating to such transaction on terms no less favorable than those applicable to any other potential bidder and (iv) provide members of the Investor Group access and information relating to such transaction on a basis no less favorable than the access and information provided to any other potential bidder.

               (b) Each member of the Investor Group shall be fully released from the provisions of Section 3.01 in the event that any Person (other than any Investor-Related Party) publicly proposes a Third Party Bid and either (i) such Third Party Bid constitutes a Bona Fide Offer or (ii) the Company takes substantive action in respect of, or in response to, such Third Party Bid and that action does not require the approval of the Company's stockholders (e.g., the sale of significant assets).

                                   ARTICLE IV

                              Transfer Restrictions

               SECTION 4.01. Restrictions. (a) During the six months following the Closing (the "Transfer Restricted Period"), no member of the Investor Group may sell, dispose, convey or otherwise transfer (collectively, "Transfer") any of the Acquisition Shares if, following the consummation of such Transfer, the Investor Group would Beneficially Own less than 90% of the Acquisition Shares; provided, however, that any member of the Investor Group shall have the right to Transfer Acquisition Shares to any Permitted Transferee; provided, further, that, as a condition to any such Transfer to a Permitted Transferee, such Permitted Transferee shall become a party hereto and agree to be bound by the terms hereof as if such Permitted Transferee were a member of the Investor Group. Subject to Section 4.01(b), after the Transfer Restricted Period, the members of the Investor Group shall not be restricted under this Section 4.01 from Transferring any Acquisition Shares.

               (b) For so long as the Total Ownership Amount equals or exceeds the Release Share Total, no member of the Investor Group shall, without the prior written approval of a majority of the Non-Investor Directors, knowingly Transfer any Acquisition Shares to any Person set forth on Schedule II hereto (the "Competitor List"). The Board may, no more than once during any six-month period, replace up to two of the Persons included on the Competitor List with two other Persons; provided, however, that no Person may be included in the Competitor List unless the Board (by majority vote of the Non-Investor Directors) reasonably determines that such Person is a competitor of the Company and its subsidiaries in a significant business line of the Company and its subsidiaries. At no time shall the number of Persons included on the Competitor List exceed eight.

               (c) Notwithstanding anything in this Agreement to the contrary, any member of the Investor Group may Transfer shares of Common Stock pursuant to
(i) any merger, consolidation or other transaction which has been approved by the Board and the stockholders of the Company or (ii) any tender offer or exchange offer (A) constituting a Bona Fide Offer, regardless whether such offer has been approved by the Board or (B) made by the Company.

               (d) All Transfers of Acquisition Shares by the Investor Group shall be made (i) in accordance with Rule 144, (ii) pursuant to an effective registration statement under the Securities Act, (iii) in a transaction exempt from the registration requirements of the Securities Act or (iv) in a Third Party Bid if and to the extent permitted under Section 4.01(c).

               SECTION 4.02. Legends. (a) Except as set forth in Section 4.02(b), during the term of this Agreement, all certificates representing Acquisition Shares Beneficially Owned by the Investor Group shall bear an appropriate restrictive legend indicating that such Acquisition Shares are subject to restrictions pursuant to this Agreement and that such shares were not issued pursuant to a public offering registered pursuant to the Securities Act.

               (b) Prior to any Transfer or proposed Transfer of Beneficial Ownership by any members of the Investor Group of any Acquisition Shares to any Person (other than pursuant to Article V), such member shall give written notice to the Company of its intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and, if requested by the Company, shall be accompanied by an opinion of counsel reasonably satisfactory to the Company (it being agreed and acknowledged that Williams Mullen is satisfactory counsel) to the effect that the proposed Transfer may be effected pursuant to a then-effective Registration Statement or without registration under the Securities Act and any applicable state securities laws, whereupon, subject to the provisions of Section 4.01, such member shall be entitled to Transfer such stock in accordance with the terms of its notice. Each certificate for Acquisition Shares transferred as above provided shall bear the legends provided in Section 4.02(a), except that such certificate shall not bear such legends as they relate to the Securities Act if (i) such transfer is made under an effective Registration Statement or in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of the Company) would be entitled to Transfer such securities in a public sale without registration under the Securities Act.

                                   ARTICLE V

                               Registration Rights

               SECTION 5.01. Shelf Registration Statement. (a) On or before the Closing Date, the Company shall use its commercially reasonable efforts to register all of the Registrable Securities by filing with the SEC a Shelf Registration Statement relating to the offer and sale of the Registrable Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in the Shelf Registration Statement and shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act by the Closing; provided, however, that if having the Shelf Registration Statement filed or declared effective as of the Closing will cause the issuance of the Acquisition Securities to the Investor Group at Closing to fail to meet an applicable exemption from the registration requirements of the Securities Act, the Shelf Registration Statement may be declared effective under the Securities Act no later than 10 days following the Closing (if the condition to the Closing under the Purchase Agreement relating to such Shelf Registration Statement has been waived). The Company shall use its commercially reasonable efforts to keep such Shelf Registration Statement continuously effective during the period from the date a Shelf Registration Statement is declared effective by the SEC until the first date on which (i) the Total Ownership Amount is less than the Registration Share Total, (ii) following the first anniversary of the date hereof, all Registrable Securities held by all members of the Investor Group represent less than 1% of all then Outstanding Shares, or (iii) no member of the Investor Group is an "affiliate" of the Company as such term is defined in Rule 144 and all Registrable Securities held by all members of the Investor Group may be sold in a single transaction under Rule 144(k) (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Shelf Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Shelf Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act, any state securities or "blue sky" laws, or any other rules and regulations thereunder). No Person other than the Holders and the Spanish Holders shall be entitled to have included in the Shelf Registration Statement any shares of Common Stock.

               (b) A Shelf Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC.

               (c) If at any time or from time to time any Holder desires to sell Registrable Securities in an Underwritten Offering pursuant to the Shelf Registration Statement, the underwriters, including the managing underwriter, shall be selected by the Holders and shall be reasonably acceptable to the Company (it being acknowledged and agreed that each of Goldman Sachs & Co. and Needham & Co. is an acceptable managing underwriter).

               (d) The Company's obligations under this Section 5.01 shall terminate after the first date on which (i) the Total Ownership Amount is less than Registration Share Total, (ii) following the first anniversary of the date hereof, all Registrable Securities held by all members of the Investor Group represent less than 1% of all then Outstanding Shares, or (iii) no member of the Investor Group is an "affiliate" of the Company as such term is defined in Rule 144 and all Registrable Securities held by all members of the Investor Group may be sold in a single transaction under Rule 144(k).

               SECTION 5.02. Demand Registration. (a) If (i) for any reason, during any period when the Shelf Registration Statement is required under
Section 5.01 to be effective, the Company is not qualified under the Securities Act to maintain the effectiveness of the Shelf Registration Statement or fails to do so, or (ii) during the period between the termination of the Company's obligations under Section 5.01 and the termination of the Company's obligations under this Section 5.02 (any such period, a "Demand Period"), then at any time during a Demand Period, Holders of not less than 25% of the Registrable Securities may make a written request to the Company (which request shall specify the Registrable Securities intended to be disposed of by such Persons and the intended method of distribution thereof) that the Company register any and all of the Registrable Securities requested to be so registered by filing with the SEC a Registration Statement covering such Registrable Securities (a "Demand Registration Statement"). Upon the receipt of such a request, the Company shall promptly notify all Holders from whom notice has not been received, and such Holders shall then be entitled within 10 days thereafter to request the Company to include in such Demand Registration Statement all or any portion of their Registrable Securities. Promptly following the expiration of such 10-day period, and provided the Company is then in a Demand Period, the Company shall cause to be filed a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended methods of distribution thereof specified in such request, and shall use its commercially reasonable efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter and to keep such Demand Registration Statement continuously effective for a period of time necessary following the date on which such Demand Registration Statement is declared effective for the underwriters or Selling Holders, as applicable, to sell all the Registrable Securities covered by such Demand Registration Statement, but in any event a period of no more than 150 days following the date on which such Demand Registration Statement is declared effective (the "Selling Period") or such shorter period which will terminate when all of the Registrable Securities covered by such Demand Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Demand Registration Statement or by the Securities Act, any state securities or "blue sky" laws, or any other rules and regulations thereunder). The Company shall not be required to cause to be effective more than two Demand Registration Statements pursuant to this Section 5.02. In no event shall the Company grant any "incidental" or "piggyback" registration rights to any Person other than the Holders in connection with the filing of a Demand Registration Statement relating to an underwritten sale of the securities to be so registered, and other than Spanish Holders.

               (b) Subject to the provisions of Section 5.02(e), a Demand Registration Statement shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Demand Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (other than any such stop order or injunction issued as a result of the inclusion in such Demand Registration Statement of any information supplied to the Company for inclusion therein by a Selling Holder), the Selling Period shall be extended by that number of days during which such stop order, injunction or other order or requirement remains in effect or is not reversed, vacated, waived or otherwise lifted.

               (c) If at any time or from time to time any Selling Holder desires to sell Registrable Securities in an Underwritten Offering pursuant to a Demand Registration Statement, the underwriters, including the managing underwriter, shall be selected by the Selling Holders and shall be reasonably acceptable to the Company (it being acknowledged and agreed that each of Goldman Sachs & Co. and Needham & Co. is an acceptable managing underwriter).

               (d) If a registration pursuant to this Section 5.02 involves an underwritten offering of the securities being registered (an "Underwritten Offering"), which securities are to be distributed on a firm commitment basis by or through one or more underwriters of recognized standing under underwriting terms appropriate for such transaction, and the underwriter or the managing underwriter, as the case may be, of such Underwritten Offering shall inform the Company and the Selling Holders that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the securities being offered, then the Company will include in such registration only the amount of Registrable Securities and other securities that the Company is so advised can be sold in such offering; provided, however, that (i) any securities requested by any parties other than the Spanish Holders to be included in such registration shall be excluded from such registration before any Registrable Securities may be so excluded, and (ii) the amount of Registrable Securities requested to be included in such registration that the Company is so advised can be sold in such offering shall be allocated pro rata among the Selling Holders on the basis of the number of Registrable Securities requested to be registered by all Selling Holders.

               (e) The Selling Holders, at any time prior to the effective date of a Demand Registration Statement, may revoke the Demand Registration Statement, without liability to any Holder except as may be provided under this
Section 5.02(e), by providing a written notice to the Company revoking such request. Notwithstanding the provisions of Section 5.02(b), any Demand Registration Statement revoked by Selling Holders (whether before or after such Demand Registration Statement has been declared effective) shall be deemed to have been "effective" for purposes of this Agreement unless (i) such revocation was made by the Selling Holders due to adverse, material non-public information about the Company of which none of the Selling Holders were aware at the time of initiating the request for such Demand Registration Statement, or (ii) the Selling Holders, within 30 days of such revocation, reimburse the Company for all Registration Expenses incurred by the Company in connection with the Demand Registration Statement so revoked.

               (f) The Company's obligations under this Section 5.02 shall terminate after the first date on which (i) the Total Ownership Amount is less than the Registration Share Total, (ii) following the first anniversary of the date hereof, all Registrable Securities held by all members of the Investor Group represent less than 1% of all then Outstanding Shares, or (iii) no member of the Investor Group is an "affiliate" of the Company as such term is defined in Rule 144 (other than in situations in which the only reason no member of the Investor Group is such an "affiliate" is the Company's breach of its obligations under Section 2.01) and all Registrable Securities held by all members of the Investor Group may be sold in a single transaction under Rule 144(k).

               SECTION 5.03. Incidental Registration. (a) If (x) for any reason the Company is not qualified under the Securities Act to maintain an effective Shelf Registration Statement or fails, if so required pursuant to Section 5.01, to do so, or (y) during the period between the termination of the Company's obligations under Section 5.01 and the termination of the Company's obligations under this Section 5.03, and the Company proposes to register under the Securities Act any shares of Common Stock for sale for its own account or for the account of any other Person, other than pursuant to Section 5.02, (other than (i) any Registration Statement relating to any employee benefit or similar plan or any dividend reinvestment plan, (ii) pursuant to a Registration Statement filed in connection with an exchange offer or (iii) in connection with a transaction subject to Rule 145 under the Securities Act) the Company shall, if at such time the Shelf Registration Statement is not effective, give written notice to each Holder at least 10 days prior to the initial filing of a Registration Statement with the SEC pertaining thereto (an "Incidental Registration Statement") informing such Holder of its intent to file such Incidental Registration Statement and of such Holder's rights under this Section
5.03 to request the registration of the Registrable Securities held by such Holder. Upon the written request of any Holder made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company shall use its commercially reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by such Holder, to the extent required to permit the disposition of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental

Registration Statement or by the Securities Act or by any other rules and regulations thereunder.

               (b) If a registration pursuant to this Section 5.03 involves an Underwritten Offering and the underwriter or the managing underwriter, as the case may be, of such Underwritten Offering shall inform the Company and the Selling Holders that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in such offering without adversely affecting the distribution of the securities being offered, then the Company will include in such registration only the amount of Registrable Securities and other securities that the Company is so advised can be sold in such offering; provided, however, that the Company shall be required to include in such required registration: first, all the securities initially proposed to be sold pursuant to such Incidental Registration Statement by the Company (in the case of a primary offering by the Company), and second, the amount of Registrable Securities and other securities requested to be included in such registration that the Company is so advised can be sold in such offering, allocated pro rata among the Selling Holders and other security holders of the Company requesting such registration on the basis of the number of Registrable Securities and other securities requested to be included by all Selling Holders and other security holders.

               (c) The Company may, at any time prior to the effective date of an Incidental Registration Statement, revoke such Incidental Registration Statement without liability to any Holder, by providing a written notice of such revocation to the Selling Holders.

               (d) The Company's obligations under this Section 5.03 shall terminate after the first date on which (i) the Total Ownership Amount is less than Registration Share Total, (ii) following the first anniversary of the date hereof, all Registrable Securities held by all members of the Investor Group represent less than 1% of all then Outstanding Shares, or (iii) no member of the Investor Group is an "affiliate" of the Company as such term is defined in Rule 144 (other than in situations in which the only reason no member of the Investor Group is such an "affiliate" is the Company's breach of its obligations under
Section 2.01) and all Registrable Securities held by all members of the Investor Group may be sold in a single transaction under Rule 144(k).

               SECTION 5.04. Registration Expenses. The Company shall pay all Registration Expenses in connection with each registration pursuant to Sections 5.01, 5.02 and 5.03. Each Holder selling Registrable Securities pursuant to any Required Registration Statement or any Incidental Registration Statement shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons, transfer taxes, if any, and all fees and disbursements of legal counsel not included as Registration Expenses hereunder, related to the sale or disposition of such Registrable Securities in proportions to the amount of such Holder's shares of Common Stock included in any Required Registration Statement or any Incidental Registration Statement.

               SECTION 5.05. Restrictions on Public Sale by Holders of Registrable Securities. If requested by the underwriter or managing underwriter in any Underwritten Offering (by the Company or any other Person) of Common Stock or of any securities convertible into or exchangeable for Common Stock, or of warrants or other securities entitling the holder thereof to purchase Common Stock, each Holder shall agree not to effect any public sale or distribution of Common Stock during the 14 day period prior to, and during the 90 day period beginning on, the date of sale of securities in connection with Underwritten Offering.

               SECTION 5.06. Registration Procedures. In connection with the obligations of the Company pursuant to Sections 5.01, 5.02 and 5.03, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration under the Securities Act of the Registrable Securities entitled to be included in such registration in order to permit the sale of such Registrable Securities (in accordance with their intended method or methods of distribution, in the case of a Required Registration Statement), and the Company shall:

               (a) (i) prepare and file a Registration Statement with the SEC (within the time period specified in Section 5.01 or 5.02, as applicable, in the case of a Required Registration Statement) which Registration Statement (x) shall be on a form selected by the Company for which the Company qualifies, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution, in the case of a Required Registration Statement, and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, (ii) use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective in accordance with Section 5.01 or 5.02, as applicable, in the case of a Required Registration Statement, and (iii) cause each Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement
(x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

               (b) in the case of a Required Registration Statement, and subject to Section 5.06(j), prepare and file with the SEC such amendments and post-effective amendments to each such Required Registration Statement as may be necessary to keep such Required Registration Statement effective for the applicable required period set forth herein with respect thereto; cause each prospectus forming part of such Required Registration Statement to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by each Required Registration Statement during the applicable required period in accordance with the intended method or methods of distribution by the Selling Holders, as set forth in such Registration Statement;

               (c) furnish to each Selling Holder and to each underwriter of an Underwritten Offering of Registrable Securities covered by such Registration Statement, if any, without charge, as many copies of each prospectus forming part of such Registration Statement, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Selling Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities; and subject to the Selling Holders' compliance with the provisions of Section 5.07(b), the Company hereby consents to the use of such prospectus, including each such preliminary prospectus, by each such Selling Holder and underwriter, if any, in connection with the offering and sale of such Registrable Securities;

               (d) (i) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the SEC, under all applicable state securities or "blue sky" laws of such jurisdictions as each underwriter, if any, or any Selling Holder shall reasonably request;
(ii) use its commercially reasonable efforts to cause such registration or qualification to remain effective during the period such Registration Statement is required to be kept effective (in the case of a Required Registration Statement); and (iii) do any and all other acts and things which may be reasonably necessary to enable each such underwriter, if any, and Selling Holder to consummate the disposition in each such jurisdiction of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required to register or qualify any Registrable Securities in any jurisdiction if registration or qualification in such jurisdiction would subject the Company to unreasonable burden or expense or, in the case of an Underwritten Offering, would unreasonably delay the commencement of such Underwritten Offering; and provided, further, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

               (e) advise each Selling Holder promptly, and, if requested by such Selling Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) during the period during which the Company is required hereunder to keep a Registration Statement effective, of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such Registration Statement or the initiation of any proceeding for that purpose,
(iii) if, between the effective date of a Registration Statement and the closing of any sale of Registrable Securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration

Statement is required hereunder to be effective as a result of which such Registration Statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (f) furnish counsel for each underwriter, if any, and for each Selling Holder copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and prospectus or for additional information;

               (g) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

               (h) upon request, furnish to the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Selling Holder, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

               (i) cooperate with each Selling Holder and the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Selling Holder or the underwriter or managing underwriter of an Underwritten Offering of Registrable Securities, if any, may reasonably request at least three business days prior to any sale of Registrable Securities;

               (j) upon the occurrence of any event contemplated by Section 5.06(e)(iv), during the period in which a Registration Statement is required hereunder to be kept in effect, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus, or any document incorporated therein as thereafter delivered to the purchasers of the Registrable Securities covered by such Registration Statement, such that such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (k) in the case of an Underwritten Offering, enter into underwriting agreements in customary form, (including provisions with respect to indemnification and contribution in customary form and consistent with the provisions and procedures relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of the

Registrable Securities covered by a Registration Statement as shall be reasonably requested by the underwriters, and in connection therewith:

                  (i) make such representations and warranties to the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

                  (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters and the Selling Holders) addressed to each Selling Holder and the underwriters covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such underwriters and Selling Holders;

                  (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the underwriters, which letters shall be customary in form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings; and

                  (iv) deliver such customary documents and certificates as may be reasonably requested by the managing underwriters;

               (l) make available for inspection by representatives of the Selling Holders and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Selling Holders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

               (m) (i) within a reasonable time prior to the filing of any Registration Statement, any related prospectus, any amendment to a Registration Statement or amendment or supplement to a prospectus, provide copies of such document to each Selling Holder and to counsel to the Selling Holders and to the underwriter or underwriters of an Underwritten Offering of Registrable Securities, if any; and consider in good faith such reasonable changes in any such document prior to or after the filing thereof as counsel to such Selling Holders or the underwriter or underwriters may request and make available such of the representatives of the Company as shall be reasonably requested by such Selling Holders or any underwriter for discussion of such document; and (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a related prospectus, provide copies of such document to counsel for the Selling Holders; consider in good faith such reasonable changes in such document prior to or after the filing thereof as counsel for the Selling Holders or such underwriter shall request; and make available such of the representatives of the Company as shall be reasonably requested by such counsel for discussion of such document;

               (n) use its commercially reasonable efforts to cause all Registrable Securities covered by a Registration Statement to be listed on any securities exchange on which the Common Stock is then listed if so requested by the Selling Holders;

               (o) provide a CUSIP number for all Registrable Securities covered by a Registration Statement, no later than the effective date of such Registration Statement;

               (p) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

               (q) cooperate and assist in any filing required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

               SECTION 5.07. Obligations of Selling Holders. (a) Each Selling Holder shall, as a condition to the exercise of any registration rights of such Person provided herein, furnish to the Company such information and materials regarding such Person, the ownership of Registrable Securities by such Person and the proposed distribution by such Person of such Registrable Securities as the Company may from time to time reasonably request in writing. Each Selling Holder shall, as a condition to participating in any Underwritten Offering of Registrable Securities, enter into such agreements as the underwriters thereof may reasonably request from time to time. Each Selling Holder shall promptly update in writing any information or materials provided to the Company pursuant to this Section 5.07(a) to the extent reasonably necessary to maintain the accuracy and completeness thereof and the Company shall promptly update any Registration Statement to reflect such updated information. Each Selling Holder shall take all such action as may be reasonably required by the Company to permit the Company to comply with all applicable requirements of the Securities Act and the Exchange Act.

               (b) Promptly upon receipt of any written notice of the Company of the happening of any event of the kind described in Section 5.06(e)(ii) or (iv), each Selling Holder shall, and shall cause its agents to, forthwith discontinue disposition of Registrable Securities pursuant to the affected Registration Statement until such Person's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.06(j), and, if so directed by the Company, such Person shall deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Person's possession, of the prospectus covering such Registrable Securities which was current at the time of receipt of such notice. Without limiting the foregoing, each Selling Holder shall, and shall cause its agents to, use only the current prospectus, as amended or supplemented from time to time, that is made available to such Selling Holder by the Company for use in connection with the disposition of such Selling Holder's Registrable Securities.

               (c) Each Selling Holder agrees that it will not effect any disposition under any effective Registration Statement of any Acquisition Shares or other Registrable Securities other than in accordance with the plan of distribution of such securities described in such Registration Statement.

               SECTION 5.08. Indemnification. (a) The Company shall indemnify and hold harmless each Person who participates as an underwriter (any such Person being an "Underwriter"), each Selling Holder and their respective partners, directors, officers and employees and each Person, if any, who controls any Selling Holder or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

                  (i) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which Registrable Securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the prior written consent of the Company; and

                  (iii) against any and all reasonable expense whatsoever, as incurred (including, subject to Section 5.08(c), fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Selling Holder or Underwriter with respect to any loss, liability, claim, damage, judgment, settlement or expense to the extent arising out of (A) any untrue statement or omission or alleged untrue statement or omission (1) made in reliance upon and in conformity with written information furnished to the Company by such Person expressly for use in a Registration Statement (or any amendment thereto) or any related prospectus (or any amendment or supplement thereto) or (2) if such untrue statement or omission or alleged untrue statement or omission was corrected in an amended or supplemented Registration Statement or prospectus and the Company had furnished or made available copies thereof to the Underwriter or Selling Holder from which the Person asserting such loss, liability, claim, damage, judgment, settlement or expense purchased the securities that are the subject thereof prior to the date of sale by such Underwriter or Selling Holder to such Person, or (B) the failure of such Selling Holder to comply with its obligations set forth in Section 5.07.

               (b) Indemnification by Sellers, Underwriters, Etc. Each Selling Holder shall severally indemnify and hold harmless the Company, each Underwriter and the other Selling Holders, and each of their respective partners, directors, officers and employees (including each Director and each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, any Underwriter or any other Selling Holder within the meaning of
Section 15 of the Securities Act, against any and all losses, liabilities, claims, damages, judgments, settlements and expenses described in the indemnity contained in Section 5.08(a)(i) - (iii) (provided that any settlement of the type described therein is effected with the written consent of such Selling Holder), as incurred, but only with respect to (i) untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for use in such Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto), (ii) untrue statements or omissions or alleged untrue statements or omissions that were corrected in an amended or supplemented Registration Statement or prospectus that the Company had made available to the Underwriter or such Selling Holder prior to the date of sale of securities covered thereby by such Underwriter or Selling Holder to the Person asserting such loss, liability, claim, damage, judgment, settlement or expense, or (iii) third party claims arising from the failure of such Selling Holder to comply with its obligations set forth in Section 5.07 ; provided, however, that an indemnifying Selling Holder shall not be required to provide indemnification in any amount in excess of the amount by which (x) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its affiliated indemnifying Selling Holders and distributed to the public were offered to the public exceeds (y) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Company shall be entitled, to the extent customary, to receive indemnification and contribution from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

               (c) Conduct of Indemnification Proceedings. Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement) at the indemnifying party's or parties' expense. If any indemnifying party or parties does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement). In no event, however, will any indemnifying party or parties be liable for any settlement effected without the written consent of such indemnifying party or parties (which consent shall not be unreasonably withheld or delayed). If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this Section 5.08(c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

               (d) Contribution. (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 5.08 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments, settlements and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments, settlements and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments, settlements or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable Selling Holders (including, in each case, that of their respective officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Selling Holders, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments, settlements and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 5.08(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  (ii) The Company and each Selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 5.08(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding this Section 5.08(d), an indemnifying Selling Holder shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the Registrable Securities sold by such indemnifying Selling Holder and its affiliated indemnifying Selling Holders and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                  (iii) For purposes of this Section 5.08, each Person, if any, who controls a Selling Holder or an Underwriter within the meaning of
         Section 15 of the Securities Act shall have the same rights to contribution as such Selling Holder or Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, shall have the same rights to contribution as the Company.

               SECTION 5.09. Inconsistent Actions. The Company shall not grant to any Person the right to include securities in any Required Registration Statement, other than the rights granted in this Agreement.

               SECTION 5.10. Certain Actions by the Company. Upon the request of the Selling Holders, the Company shall, and shall cause its officers to, participate in customary "road shows" for purposes of assisting in the sale of Registrable Securities by the Selling Holders, including by meeting with potential investors and making presentations reasonably requested by the Selling Holders and taking such actions as reasonably required by any Underwriter participating in such sale; provided that (i) the dollar value of the Registrable Securities being offered for sale is in excess of $10 million and
(ii) the Company shall not be required to participate in more than two (2) such road shows per year in connection with offerings of Registrable Securities. The Company shall bear all costs and expenses incurred in connection with the performance of its obligations under this Section 5.10.

               SECTION 5.11. Blackout Periods. Notwithstanding anything in this Agreement to the contrary, the Company shall be entitled, for reasonable periods of time not to exceed 45 consecutive days and in no event to exceed more than an aggregate of 90 days during any 360-day period (a "Blackout Period"), to postpone and delay the filing or effectiveness of any Demand Registration Statement, or suspend the effectiveness of any Registration Statement, if a majority of the Non-Investor Directors shall determine in their good faith judgment that any such filing or the offering of any Registrable Securities would (a) impede, delay or otherwise interfere with any material pending or contemplated acquisition or divestiture, or (b) require disclosure of material non-public information (other than information relating to an event described in clause (a) above) which, if disclosed at such time, would be detrimental to the best interests of the Company and its stockholders. Upon written notice by the Company to each Holder of such determination, such Holder shall keep the fact of any such notice strictly confidential, and during any Blackout Period promptly halt any offer, sale, trading or transfer by it or any of its subsidiaries of any Common Stock for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and promptly halt any use, publication, dissemination or distribution of each prospectus included in the Registration Statement, and any amendment or supplement thereto by it for the duration of the Blackout Period set forth in such notice (or until such Blackout Period shall be earlier terminated in writing by the Company) and, if so directed by the Company, will deliver to the Company any copies then in its possession of the prospectus covering such Registrable Securities.

               SECTION 5.12. Rules 144 and 144A. The Company shall timely file or furnish the reports required to be filed or furnished by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144 or 144A under the Securities Act).

                                   ARTICLE VI

                                  Miscellaneous

               SECTION 6.01. Term; Notices. (a) This Agreement shall be effective from the date hereof until the tenth anniversary of the date hereof, or until mutually terminated by the parties hereto, if earlier. If the Company is involved in a merger, consolidation or similar transaction in which the Common Stock is converted or exchanged into shares of capital stock of another Person, proper provision shall be made to cause Article V to apply to such shares of capital stock from and after the consummation of that transaction, except that for purposes of Article V, the terms "Registrable Securities" and "Common Stock" shall mean such shares of capital stock received in that transaction, and the calculation of "Outstanding Shares," "Registration

Share Total" and "Total Ownership Amount" shall be based on the shares of capital stock received in that transaction, in each case instead of the Common Stock.

               (b) All notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five business days following sending by registered or certified mail, postage prepaid, (b) when sent, if sent by facsimile; provided that the facsimile transmission is promptly confirmed by telephone, (c) when delivered, if delivered personally to the intended recipient and (d) one business day following sending by overnight delivery via a national courier service and, in each case, addressed to a party at the following address for such party:

               If to any member of the Investor Group, to it at the following address:

                           Ecolochem, Inc.
                           4545 Patent Road
                           Norfolk, VA 23502
                           Attention: Lyman B. Dickerson
                           Telecopy:  757.855.1478

               with a copy to:

                           Williams Mullen
                           222 Central Park Avenue
                           Suite 1700
                           Virginia Beach, VA
                           Attention:  Frederick T. Stant, Esq.
                           Telecopy:  757.473.5308

                           and

                           Cravath, Swaine & Moore LLP
                           Worldwide Plaza
                           825 Eighth Avenue
                           New York, NY 10019
                           Attention:  Alan Stephenson, Esq.
                           Telecopy:  212.474.3700

               If to the Company, at the following address:

                           Ionics, Incorporated
                           65 Grove Street
                           Watertown, MA  02472
                           Attention: General Counsel
                           Telecopy:  617.926.3760
               with a copy to:

                           Testa, Hurwitz & Thibeault, LLP
                           125 High Street
                           Boston, MA 02110
                           Attention:  Mark H. Burnett, Esq.
                           Telecopy:  617.248.7100


or, in the case of any other Person who becomes a party to, or subject to, this Agreement, to the address set forth in the written agreement executed pursuant to Section 6.06, or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the secretary of the Company.

               SECTION 6.02. Applicable Law. The laws of the Commonwealth of Massachusetts shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of laws.

               SECTION 6.03. Integration. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

               SECTION 6.04. Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

               SECTION 6.05. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, or any provision hereof, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

               SECTION 6.06. Successors, Assigns, Transferees. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by any party without the prior written consent of the other parties; provided that members of the Investor Group may assign all or a portion of their rights under Article V to any Permitted Transferee in connection with any permitted Transfer of Common Stock to such Person if such Common Stock constitutes "restricted securities" as defined in Rule 144 after such Transfer; provided that such transferee agrees to be bound by the terms of Article V. Any purported assignment of rights under this Agreement in violation of this Section 6.06 shall be void and of no effect.

               SECTION 6.07. Defaults. A default by the Investor Group, on the one hand, or by the Company, on the other hand, in such party's compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by the other party.

               SECTION 6.08. Amendments; Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by (a) in the case of each Article other than Article V (and the definitions attendant thereto), Section 2.07 and this Section 6.08, (i) the Company and (ii) the Investor Group, (b) in the case of Article V (and the definitions attendant thereto) and this Section 6.08, (i) the Company and (ii) the Holders, and (c) in the case of Section 2.07, (i) the Company and (ii) Mr. LD.

               SECTION 6.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute one and the same Agreement.

               SECTION 6.10. Specific Performance. Each of the parties hereto acknowledges and agrees that in the event of any breach of this Agreement other than the provisions of Article V, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. The parties hereto, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the necessity of securing or posting any bond or providing prior notice.

               SECTION 6.11. Exclusive Jurisdiction; Waiver of Jury Trial. Each of the parties irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, or any transaction contemplated hereby. Each of the parties must commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York, or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the City of New York, New York. Service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in such court with respect to any matters to which it has submitted to jurisdiction in this Section 6.11. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the United States District Court for the Southern District of New York or the Supreme Court of the City of New York, New York and further irrevocably and unconditionally waives and shall not plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

               (b) Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation arising out of or relating to this Agreement. Each party (i) certifies that no representative, agent or attorney of another partys has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and
(ii) acknowledges that it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications set forth above in this Section 6.11(b).

               SECTION 6.12. Attorneys' Fees. In any action or proceeding (i) brought to enforce any provision of this Agreement, or (ii) where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

               SECTION 6.13. Approvals, Etc. In each instance where this Agreement requires any determination, approval, consent, or request to be made collectively by the Investor Group, such determination, approval, consent, or request shall be made by members of the Investor Group representing a majority of the Common Stock Beneficially Owned by the Investor Group, unless the Investor Group agrees upon a different methodology; provided that the Company is notified in advance in writing of such methodology. In each instance where this Agreement requires any determination, approval, consent, or request to be made collectively by the Holders, such determination, approval, consent, or request shall be made by Holders representing a majority of the Registrable Securities Beneficially Owned by such Holders, unless the Holders agree upon a different methodology; provided that the Company is notified in advance in writing of such methodology. In each instance where this Agreement requires any determination, approval, consent, or request to be made collectively by the Selling Holders, such determination, approval, consent, or request shall be made by Selling Holders representing a majority of the Registrable Securities requested to be included (or, in the case of the Shelf Registration Statement, included) in the applicable Registration Statement, unless the Selling Holders agree upon a different methodology; provided that the Company is notified in advance in writing of such methodology.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        IONICS, INCORPORATED


                                        By:  /s/ Stephen Korn
                                           ------------------------------------


                                        Its: Vice President and General Counsel

                     [Stockholders Agreement Signature Page]



                                    THE LYMAN B. DICKERSON REVOCABLE TRUST
                                    DATED SEPTEMBER 9, 1996, OR ANY SUCCESSOR
                                    TRUSTEE, AS AMENDED



                                    By:      /s/ Lyman B. Dickerson
                                       ----------------------------------------
                                             LYMAN B. DICKERSON, Trustee

                                    February 13, 2004
                                    Date Signed


                                    THE DOUGLAS G. DICKERSON REVOCABLE TRUST
                                    DATED JUNE 22, 1988, OR ANY SUCCESSOR
                                    TRUSTEE, AS AMENDED


                                    By:      /s/ Douglas G. Dickerson
                                       ----------------------------------------
                                             DOUGLAS G. DICKERSON, Trustee

                                    February 13, 2004
                                    Date Signed


                                    THE RICHARD DICKERSON REVOCABLE TRUST
                                    DATED MARCH 5, 1993, OR ANY SUCCESSOR
                                    TRUSTEE, AS AMENDED


                                    By:      /s/ Douglas G. Dickerson
                                       ----------------------------------------
                                             DOUGLAS G. DICKERSON, Co-Trustee

                                    February 13, 2004
                                    Date Signed


                                    By:      /s/ Marguerite W. Dickerson
                                       ----------------------------------------
                                             MARGUERITE W. DICKERSON, Co-Trustee

                                    February 13, 2004
                                    Date Signed

                     [Stockholders Agreement Signature Page]

                                    THE LYMAN DICKERSON IRREVOCABLE TRUST,
                                    DATED JULY 1, 1991


                                    By:   /s/ Lyman B. Dickerson
                                       ----------------------------------------
                                          LYMAN B. DICKERSON, Trustee

                                    February 13, 2004
                                    Date Signed


                                    By:   /s/ Charles C. Kline
                                       ----------------------------------------
                                          CHARLES C. KLINE, Independent Trustee

                                    February 13, 2004
                                    Date Signed


                                    THE DOUGLAS DICKERSON IRREVOCABLE TRUST
                                    NO. 3, DATED JULY 1, 1991


                                    By:   /s/ Douglas G. Dickerson
                                       ----------------------------------------
                                          DOUGLAS G. DICKERSON, Trustee

                                    February 13, 2004
                                    Date Signed


                                    By:   /s/ Frederick T. Stant
                                       ----------------------------------------
                                          FREDERICK T. STANT, III,
                                          Independent Trustee

                                    February 13, 2004
                                    Date Signed

                     [Stockholders Agreement Signature Page]

                                    THE RICHARD DICKERSON IRREVOCABLE TRUST
                                    NO. 3, DATED JULY 1, 1991

                                    By:     /s/ Douglas G. Dickerson
                                       ----------------------------------------
                                            DOUGLAS G. DICKERSON, Co-Trustee

                                    February 13, 2004
                                    Date Signed


                                    By:     /s/ Marguerite W. Dickerson
                                       ----------------------------------------
                                            MARGUERITE W. DICKERSON, Co-Trustee

                                    February 13, 2004
                                    Date Signed


                                    By:     /s/ Frederick T. Stant
                                       ----------------------------------------
                                            FREDERICK T. STANT, III,
                                            Independent Trustee

                                    February 13, 2004
                                    Date Signed

                     [Stockholders Agreement Signature Page]



                                    /s/ Lyman B. Dickerson
                                    -------------------------------------------
                                    LYMAN B. DICKERSON

                                    February 13, 2004
                                    Date Signed


                                    /s/ Douglas G. Dickerson
                                    -------------------------------------------
                                    DOUGLAS G. DICKERSON

                                    February 13, 2004
                                    Date Signed


                                    THE ESTATE OF RICHARD C. DICKERSON


                                    By:    /s/ Douglas G. Dickerson
                                       ----------------------------------------
                                           DOUGLAS G. DICKERSON, Co-Executor

                                    February 13, 2004
                                    Date Signed


                                    By:    /s/ Marguerite W. Dickerson
                                       ----------------------------------------
                                           MARGUERITE W. DICKERSON, Co-Executor

                                    February 13, 2004
                                    Date Signed

Schedules and Exhibits Omitted in Accordance With Item 601(b)(2) of
Regulation S-K

Exhibit A-List of Sellers

Schedule I-Investor Directors and Committee Appointments

Schedule II-Competitor List

Ionics will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request, provided however that Ionics may request confidential treatment pursuant to Rule 24-2 of the Exchange Act for any schedule or exhibit so furnished.